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                                                                     EXHIBIT 3.1

               2004 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             SYNETICS SOLUTIONS INC.

                                    ARTICLE I

         The name of the Corporation is Synetics Solutions Inc.

                                   ARTICLE II

         The purpose of the Corporation is to engage in any lawful business.

                                   ARTICLE III

         3.1 Authorized Capital Stock. The amount of total authorized capital stock of the Corporation shall be 110,000,000 shares consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

         3.2 Common Stock. Each holder of common stock shall have one vote for each share held of record on all matters submitted for shareholder approval.

         3.3 Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), and the provisions of this Article, and by filing Articles of Amendment pursuant to the Act, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each series and to fix the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series shall include determination of the following:

                  (a) The number of shares constituting the series and the distinctive designation of the series;

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                  (b)      The dividend rate, if any, on the shares of the
                           series;

                  (c) Whether shares of the series shall be convertible and, if so, the terms and conditions of the conversion, including provisions for the adjustment of the conversion rate in circumstances determined by the Board of Directors;

                  (d) Whether shares of the series shall be redeemable, and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                  (e) The rights of shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, on the distribution of assets on liquidation, dissolution or winding up to shares of the series;

                  (f)      The voting rights of shares of the series; and

                  (g) Any other rights, preferences and limitations of the series that are permitted by law to vary.

                                   ARTICLE IV

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Act. No amendment to the Act that further limits the acts or omissions for

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which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                                    ARTICLE V

         The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise for any acts performed in good faith within the scope of the person's employment with the Corporation. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents

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and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                                   ARTICLE VI

         6.1 Notwithstanding any other provisions of these 2004 Amended and Restated Articles of Incorporation or the 2004 Amended and Restated Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these 2004 Amended and Restated Articles of Incorporation or the 2004 Amended and Restated Bylaws of the Corporation), the provisions set forth in this Article may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally at an annual or special meeting of shareholders (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

         6.2 Notwithstanding any other provisions of these 2004 Amended and Restated Articles of Incorporation or the 2004 Amended and Restated Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these 2004 Amended and Restated Articles of Incorporation or the 2004 Amended and Restated Bylaws of the Corporation), the provisions set forth in Sections 1.12, 2.2 or 2.13 of the 2004 Amended and Restated Bylaws of the Corporation may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with Sections 1.12, 2.2 or 2.13 of the 2004

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Amended and Restated Bylaws, unless such action is approved by the Board of
Directors or by the affirmative vote of the holders of not less than 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally at an annual or special meeting of shareholders (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

                                   ARTICLE VII

         Action required or permitted by the Act or these 2004 Amended and Restated Articles of Incorporation to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.

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                            CERTIFICATE ACCOMPANYING
               2004 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                           OF SYNETICS SOLUTIONS INC.

                        (BUSINESS REGISTRY NO. 754003-83)

         1.       The name of the corporation is Synetics Solutions Inc.

         2. The attached 2004 Amended and Restated Articles of Incorporation contain amendments requiring shareholder approval.

         3. The 2004 Amended and Restated Articles of Incorporation were adopted by unanimous written consent of the corporation's shareholders effective as of April 9, 2004.

         4. A total of 6,450,690 shares of the corporation's common stock were outstanding on April 9, 2004, which was the record date for determining the shareholders entitled to take action without a meeting.

         5. The number of shares of common stock voted for and against the amendment and restatement was as follows:

                      FOR               AGAINST
                   ---------            ------
                   6,450,690               0

                                          SYNETICS SOLUTIONS INC.

                                     By: JAMES W. CRUCKSHANK
                                         -------------------------------
                                             James W. Cruckshank,
                                             Chief Financial Officer

         Person to contact about this filing: Jason A. Dalton (503) 294-9891